As filed with the Securities and Exchange Commission on May 21,1999
                                             Registration No. 333-

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM S-8
                     REGISTRATION STATEMENT
                            Under the
                     Securities Act of 1933

                    VIVID TECHNOLOGIES, INC.
                  (Exact Name of Registrant as
                    Specified in Its Charter)

             Delaware                 04-3054475
         (State or Other           (I.R.S. Employer
         Jurisdiction of        Identification Number)
         Incorporation or
          Organization)

          10E Commerce Way, Woburn, Massachusetts       01801
       (Address of Principal Executive Offices)       (Zip Code)

                    Vivid Technologies, Inc.
                   1999 Equity Incentive Plan
               1989 Combination Stock Option Plan
          1996 Nonemployee Directors Stock Option Plan
                   1996 Equity Incentive Plan
                    (Full Titles of the Plans)

    S. David Ellenbogen, Chairman and Chief Executive Officer
                    Vivid Technologies, Inc.
                        10E Commerce Way
                   Woburn, Massachusetts 01801
             (Name and Address of Agent For Service)

                         (781) 938-7800
  (Telephone Number, Including Area Code, of Agent For Service)

                 CALCULATION OF REGISTRATION FEE
Title of                       Proposed       Proposed
Securities         Amount      Maximum        Maximum            Amount of
to be              to be       Offering Price Aggregate Offer-   Registra-
Registered         Registered  Per Share (1)  ing  Price(1)      tion fee

Common Stock,      300,000(2)   $3.15625       $946,875.00        $263.23
$.01 par value     shares

Preferred Share    2,106,080      ---             ---               ---
Purchase Rights(3) rights

(1)Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, on the basis of the average high and low prices for the Registrant's Common Stock on the Nasdaq Stock Market on May 19, 1999.
(2)Also registered hereunder are such presently indeterminable number of additional shares of Common Stock as may be issued in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, stock combination, or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.
(3)Pursuant to a Rights Agreement dated as of October 13, 1998, as amended, one preferred share purchase right (each a "Right") is deemed to be delivered with each share of Common Stock issued by the Registrant. Includes Rights that may be issued in connection with the delivery of shares of Common Stock which have previously been registered as referenced below. The Rights currently are not transferable apart from the Common Stock, and they are not exercisable until the occurrence of certain events. Accordingly, no independent value has been attributed to the Rights.

    This Registration Statement also incorporates by reference and serves as Post-Effective Amendment No. 1 to Registration Statement No. 333-25049 on Form S-8, relating to an aggregate of 931,080 shares issuable under the Vivid Technologies, Inc. 1989 Combination Stock Option Plan, 125,000 shares issuable under the Vivid Technologies, Inc. 1996 Nonemployee Directors Stock Option Plan, and 750,000 shares issuable under the Vivid Technologies, Inc. 1996 Equity Incentive Plan.
                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

    The following documents are hereby incorporated by reference into this Registration Statement:

   (a) The Registrant's Annual Report on Form 10-K for the Fiscal Year ended September 30, 1998;

   (b) The Registrant's Quarterly Report on Form 10-Q for the three months ended March 31, 1999;

   (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (File No. 0-28946) filed under the Securities Exchange Act of 1934 (the "1934 Act") including any amendment or report filed for the purpose of updating such description;

   (d) The description of the Registrant's Preferred Share Purchase Rights contained in the Registrant's Registration Statement on Form 8-A (File No. 0-28946) filed under the 1934 Act including any amendment or report filed for the purpose of updating such description; and

   (e) All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the Registrant's Annual Report referred to in (a) above.

    All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed hereby incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.  Description of Securities.

   Not applicable.

Item 5.  Interests of Named Experts and Counsel.

   The validity of the securities offered hereby has been passed upon for the Registrant by Messrs. Brown, Rudnick, Freed & Gesmer, One Financial Center, Boston, Massachusetts 02111. A member of Brown, Rudnick, Freed & Gesmer, counsel to the Company, is Secretary of the Company.

Item 6.  Indemnification of Directors and Officers.

     Article Ninth of the Registrant's Certificate of Incorporation eliminates the personal liability of directors of the Registrant or its stockholders for monetary damages for breach of fiduciary duty to the full extent permitted by Delaware law. Article VII of the Registrant's Bylaws provides that the Registrant may indemnify its officers and directors to the full extent permitted by the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify directors, officers, employees and agents of a corporation if such party acted in good faith in a manner he believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, as determined in accordance with the Delaware General Corporation Law. Section 145 further provides that indemnification shall be provided if the party in question is successful on the merits or otherwise in any proceeding or action.

    The Registrant has entered into indemnification agreements with each of its present directors. The Company may also enter into similar agreements with certain of the Company's officers who are not also directors. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification of directors and officers. In addition, the Registrant maintains insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her in any such capacity, subject to certain exceptions.

Item 7.  Exemption from Registration Claimed.

   Not applicable.

Item 8.  Exhibits.

         4.1   Restated  Certificate  of  Incorporation  of  the
         Registrant  - Filed as Exhibit 3.03 to the Registrant's
         Registration Statement on Form S-1 (File No. 333-14311)
         (the "S-1 Registration Statement").*

         4.2 Bylaws of the Registrant - Filed as Exhibit 3.02 to the Registrant's S-1 Registration Statement.*

         4.3  Specimen Certificate of Common Stock  -  Filed  as
         Exhibit  4.01  to  the  Registrant's  S-1  Registration
         Statement.*

         4.4 Rights Agreement between the Registrant and American Stock Transfer & Trust Company, as Rights Agent, dated as of October 13, 1998 - Filed as Exhibit 4 to the Registrant's Form 8-K dated October 13, 1998 (File No. 0-28946).*

         5.1 Legal Opinion of Brown, Rudnick, Freed & Gesmer.

         23.1 Consent of Arthur Andersen LLP.

         23.2 Consent of Brown, Rudnick, Freed & Gesmer is included in their legal opinion filed as Exhibit 5.1 hereof.

         24  Power of Attorney (set forth on page II-4).

         99.1 Registrant's  1989   Combination Stock  Option  Plan  -
         Filed as Exhibit  10.06  to  the Registrant's S-1 Registration
         Statement.*

         99.2 Registrant's  1996   Nonemployee Director Stock Option Plan -
         Filed as Exhibit 10.07  to the Registrant's S-1 Registration
         Statement.*

         99.3 Registrant's 1996 Equity Incentive Plan  - Filed as
         Exhibit 10.08 to the Registrant's  S-1 Registration Statement.*

         99.4 Registrant's 1999 Equity Incentive Plan   -  Filed  as
         Exhibit  10  to  the  Registrant's Quarterly  Report  on
         Form 10-Q for  the  three  months ended March 31, 1999.*

* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the 1933 Act, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

Item 9.  Undertakings.

   (a)  The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Woburn, Commonwealth of Massachusetts, on the 21st day of May, 1999.

                              VIVID TECHNOLOGIES, INC.

                              By: /s/ S. David Ellenbogen
                                  S. David Ellenbogen
                                  Chief Executive Officer

                        POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints S. David Ellenbogen and William J. Frain and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

       Signature                Title                Date
       /s/ S. David Ellenbogen  Director and Chief   May 21, 1999
       S. David Ellenbogen      Executive Officer

       /s/ William J. Frain     Chief Financial      May 21, 1999
       William J. Frain         Officer, Treasurer
                                and Principal
                                Accounting Officer

       /s/ Jay A. Stein         Director             May 21, 1999
       Jay A. Stein

       /s/ L. Paul Bremer III   Director             May 21, 1999
       L. Paul Bremer III

       /s/ Frank Kenny          Director             May 21, 1999
       Frank Kenny

       /s/ Glenn P. Muir        Director             May 21, 1999
       Glenn P. Muir

       /s/ Gerald Segel         Director             May 21, 1999
       Gerald Segel

                        INDEX TO EXHIBITS

Exhibit                                                 Sequential
Number                                                  Page Number



4.1  Restated Certificate of Incorporation of  the
     Registrant  - Filed as Exhibit  3.03  to  the
     Registrant's Registration Statement  on  Form
     S-1    (File   No.   333-14311)   (the   "S-1
     Registration Statement").*

4.2  Bylaws  of the Registrant - Filed as  Exhibit
     3.02  to  the  Registrant's S-1  Registration
     Statement.*

4.3 Specimen Certificate of Common Stock - Filed as Exhibit 4.01 to the Registrant's S-1
     Registration Statement.*

4.4  Rights  Agreement between the Registrant  and
     American  Stock Transfer & Trust Company,  as
     Rights Agent, dated as of October 13, 1998  -
     Filed  as Exhibit 4 to the Registrant's  Form
     8-K  dated  October  13, 1998  (File  No.  0-
     28946)*

5.1  Legal  Opinion  of  Brown, Rudnick,  Freed  &
     Gesmer.

23.1 Consent of Arthur Andersen LLP.

23.2 Consent of Brown, Rudnick, Freed & Gesmer is included in their legal opinion filed as
     Exhibit 5.1 hereof.

24.  Power of Attorney (set forth on page II-4).

99.1 Registrant's  1989 Combination  Stock  Option
     Plan   -Filed   as  Exhibit  10.06   to   the
     Registrant's S-1 Registration Statement.*

99.2 Registrant's 1996 Nonemployee Director  Stock
     Option  Plan - Filed as Exhibit 10.07 to  the
     Registrant's S-1 Registration Statement.*

99.3 Registrant's  1996 Equity  Incentive  Plan  -
     Filed as Exhibit 10.08 to the Registrant's S-
     1 Registration Statement.*

99.4 Registrant's  1999 Equity  Incentive  Plan  -
     Filed  as  Exhibit  10  to  the  Registrant's
     Quarterly Report on Form 10-Q for the three months ended March 31, 1999.*

* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the 1933 Act, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.